FOR IMMEDIATE RELEASE

Contacts: Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048

Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
ANNOUNCES ACQUISITION OF
BC BEARING

Atlanta, Georgia, December 21, 2009 — Genuine Parts Company (NYSE: GPC) announced today that its Industrial Parts Group, Motion Industries, has entered into a definitive agreement to acquire substantially all of the North American assets of BC Bearing (BC Bearing, US Bearings and Norcan), headquartered in Vancouver, British Columbia. BC Bearing is a long established, well managed family owned bearing and power transmission distributor operating fifty-three branches throughout western Canada and the northwestern U.S. Subject to regulatory approval, the Company expects the purchase to close on or around March 1, 2010 and generate annual revenues of approximately $185 million (CDN).

Thomas C. Gallagher, Chairman, President and Chief Executive Officer of Genuine Parts Company, stated, “The acquisition of BC Bearing allows Motion Industries to continue its expansion in Canada and the northwestern U.S., where we see significant growth opportunities. BC Bearing is a highly regarded company with a strong management team and an excellent reputation among their commercial customer base. We believe the superior product offering and service capabilities created by the combined operations of Motion Industries and BC Bearing will serve to benefit these customers, as well as the entire marketplace.”

Forward Looking Statements

Some statements in this release, as well as in other materials we file with the Securities and Exchange Commission (“SEC”) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, the ability to maintain favorable supplier arrangements and relationships, changes in general economic conditions, the growth rate of the market for the Company’s products and services, competitive product, service and pricing pressures, including internet related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in financial markets, including particularly the capital and credit markets, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our Form 10-Q, 10-K, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and Canada through its Motion Industries subsidiary. S.P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2008 revenues of $11.0 billion.